UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934
Date of Report: January 16, 2009
(Date of earliest event reported)
INTERWOVEN, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	000-27389	77-0523543

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 East Tasman Drive, San Jose, CA		95134

(Address of principal executive offices)		(Zip Code)
(408) 774-2000
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.4225)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-3-4(c))

Item 8.01. Other Events
On January 16, 2009, Interwoven, Inc. (the “Company”) began to communicate to its employees that it was implementing a program to improve efficiency and lower its cost structure in view of current economic conditions. As part of this cost reduction program, the Company plans to eliminate approximately 70 positions across all functions and reduce its use of contractors and consultants. The Company had 1,012 employees worldwide at December 31, 2008. The Company expects that the workforce reduction will be substantially completed by the end of the first quarter of 2009, although certain actions resulting from this program will continue over the remaining quarters of 2009. Once fully implemented, the Company anticipates cost savings of this program to be approximately $8.0 million to $10.0 million annually. The Company currently estimates that it will incur pre-tax restructuring charges from the workforce reduction of approximately $1.5 million to $2.0 million. Substantially all the charges will result in future cash expenditures.
Cautionary Statement Regarding Forward-Looking Statements
This Current Report on Form 8-K contains “forward-looking” statements that involve risks and uncertainties. These forward-looking statements relate to our planned cost reduction activities and include the Company’s current estimates of the scope, timing and cost of those activities, and the expected expense savings resulting from these activities. These statements are based on expectations and information available to the Company at the time of this report and are not guarantees of future results. Actual results could differ materially from current expectations as a result of many factors including: the Company’s ability to successfully execute its plan and realize the expected benefits of the contemplated workforce reduction without significant unexpected costs or delay; the effects of the announcement of the contemplated workforce reduction on the Company’s business, including its strategic and customer relationships; the Company’s ability to retain key employees; and the risk that events outside the Company’s control, such as reductions in spending by its existing and potential customers, will require changes to the planned cost reduction program. Other factors that could cause Interwoven’s actual results to differ materially from its expectations include the following: the Company’s ability to execute successfully through business cycles while it implements cost reduction activities; its ability to develop new products, services, features and functionality successfully and on a timely basis; customer acceptance of its solutions; changes in customer spending on enterprise content management initiatives; the Company’s ability to cross-sell and up-sell additional products into its installed base of customers; its ability to successfully acquire businesses and technologies and to successfully integrate and operate these acquired businesses and technologies; the timing and impact of acquisition-related costs or amortization costs for acquired intangible assets; the success of Interwoven’s strategic business alliances; intense competition in Interwoven’s markets; changes in key personnel; the introduction of new products or services by competitors; and the ongoing consolidation in Interwoven’s markets. These and other risks and uncertainties associated with Interwoven’s business are described in its Quarterly Report on Form 10-Q for the period ending September 30, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERWOVEN, INC.
Date: January 16, 2009	By:	/s/ John E. Calonico, Jr.
John E. Calonico, Jr.
Senior Vice President and Chief Financial Officer